Exhibit 5

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

                                                    Jenkens & Gilchrist                             Austin, Texas
                                                a professional corporation                         (512) 499-3800
                                                                                                  Chicago, Illinois
                                                       1401 McKinney                               (312) 425-3900
                                                        Suite 2700                                  Dallas, Texas
                                                   Houston, Texas 77010                            (214) 855-4500
                                                                                               Los Angeles, California
                                                      (713) 951-3300                               (310) 820-8800
                                                 Facsimile (713) 951-3314                        New York, New York
       Donald Brodsky                                                                              (212) 704-6000
       (713) 951-3341                                 www.jenkens.com                           Pasadena, California
    dbrodsky@jenkens.com                                                                           (626) 578-7400
                                                                                                 San Antonio, Texas
                                                                                                   (210) 246-5000
                                                                                                  Washington, D.C.
                                                                                                   (202) 326-1500
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                               December 29, 2003

Denbury Resources Inc.
5100 Tennyson Pkwy., Ste. 3000
Plano, Texas 75024

Ladies and Gentlemen:

     We have acted as securities counsel to Denbury Resources Inc. (formerly Denbury Holdings, Inc.), a Delaware corporation ("Denbury"), in connection with the Post-Effective Amendment No. 2 to Registration Statement No. 333-107676 on Form S-3 (the "Registration Statement"), filed by Denbury with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to Denbury's adoption of the Registration Statement as the successor issuer to Denbury Resources, Inc., a Delaware corporation, as it was constituted prior to 9:00 a.m. EST on December 29, 2003 (the "Predecessor"), pursuant to Rule 414 of the Act. The Registration Statement covers shares of common stock, par value $.001 per share, of Denbury ("Common Stock"), preferred stock, par value $.001 per share, of Denbury in one or more series ("Preferred Stock"), unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness of Denbury ("Debt Securities"), shares of Preferred Stock which may be issued in the form of depositary shares ("Depositary Shares") evidenced by depositary receipts, and warrants to purchase Common Stock or Preferred Stock ("Warrants") which may be issued and sold by Denbury, and Common Stock owned by certain of its shareholders ("Selling Shareholders") which may be sold by the Selling Shareholders, in each case from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price (as to all such securities as may be sold by Denbury and the Selling Shareholders) not to exceed $350,000,000. The Common Stock, Preferred Stock, Debt Securities, Depositary Shares and Warrants will be referred to herein collectively as the "Securities." The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions contained in the Registration Statement to which this opinion is an exhibit.


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Denbury Resources Inc.
December 29, 2003
Page 2


     Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement (i) any series of the Debt Securities will be issued under an Indenture (the "Indenture") between Denbury and a United States banking institution to be selected by Denbury, as trustee, a form of which is filed as an exhibit to the Registration Statement; (ii) any series of the Preferred Stock will be issued under Denbury's Certificate of Incorporation and a Certificate of Designations (the "Certificate of Designations"); (iii) any shares of the Common Stock are to be issued under Denbury's Certificate of Incorporation; (iv) any Depositary Shares will be issued under one or more Deposit Agreements (each a "Deposit Agreement") to be entered into between Denbury and depositories to be named by Denbury (each a "Depository"); and (v) any Warrants will be issued under one or more Warrant Agreements (each a "Warrant Agreement") to be entered into between Denbury and warrant agents to be named by Denbury (each a "Warrant Agent").

     In connection with this opinion, we have examined and relied upon the accuracy of original, certified or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set out below, including (i) the Registration Statement, (ii) Denbury's Certificate of Incorporation and Bylaws;
(iii) copies of resolutions of Denbury's and the Predecessor's boards of directors ("Board") authorizing the filing of the Registration Statement; and
(iv) the form of Indenture. In addition, we have reviewed such questions of law as we have considered appropriate. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of Denbury.

     In  all  such  examinations,   we  have  assumed  the  genuineness  of  all
signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

         We have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will comply with all applicable laws, (ii) a proper prospectus supplement ("Prospectus Supplement") will have been prepared and filed with the Commission describing the Securities offered thereby, (iii) all Securities issued will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement, (iv) the Indenture, together with any supplemental indenture or other instruments establishing a series of




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Denbury Resources Inc.
December 29, 2003
Page 3


Debt Securities to be issued under the Indenture, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us or with changes that do not affect the opinions given hereunder; (v) at the time of any offering or sale of any shares of Common Stock or Preferred
Stock, Denbury will have such number of shares of Common Stock or Preferred Stock authorized or created and available for issuance as may be offered and sold and as are issuable upon the conversion, exchange or exercise of any Securities that may be offered and sold, (vi) any definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by Denbury and the other parties thereto, (vii) there shall be no change in law affecting the validity of any of the Securities (between the date hereof and the date of issuance and sale of such Securities), and (viii) all parties to agreements involving the issuance or sale of the Securities will perform their obligations thereunder in compliance with the terms of such documents.

     Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

     1. The Common Stock that may be offered and sold by the Selling Shareholders and which is covered by the Registration Statement is legally issued, fully paid and nonassessable.

     2. With respect to the Common Stock that may be issued, offered and sold by Denbury, when (i) the Board (or a committee thereof) has taken all necessary corporate action to approve the issuance and sale of the Common Stock to be issued, the terms of the offering thereof and related matters, (ii) such shares of Common Stock have been issued and delivered in accordance with the provisions of any applicable definitive purchase or underwriting or other agreement binding on Denbury and the terms of which have been approved by the Board (or a committee thereof), and (iii) Denbury has received payment of the cash or other lawful consideration provided to be paid for the Common Stock, which consideration shall not be less than the par value thereof, such shares of Common Stock will be legally issued, fully paid and nonassessable.

     3. With respect to the Preferred Stock, when (i) the Board (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of such Preferred Stock that may be issued, the terms of the offering thereof and related matters, (ii) a Certificate of Designation under, or an amendment of, Denbury's Certificate of Incorporation setting forth the powers, designations, preferences



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Denbury Resources Inc.
December 29, 2003
Page 4

          and relative, participating, optional or other special rights of the Preferred Stock and the qualifications and restrictions of such preferences and/or rights has been filed with the Secretary of State of Delaware, (iii) such shares of Preferred Stock have been issued and delivered in accordance with the provisions of any applicable definitive purchase, underwriting or similar agreement and the terms of which have been approved by the Board (or a committee thereof), and
          (iv) Denbury has received payment of the cash or other lawful consideration provided to be paid for the Preferred Stock, which consideration shall not be less than the par value thereof, such shares of Preferred Stock will be legally issued, fully paid and nonassessable.

     4. With respect to the Debt Securities, when (i) the applicable Indenture relating to the Debt Securities has been duly qualified under the Trust Indenture Act of 1939, as amended, (ii) the Trustee that is a party to the Indenture relating to such Debt Securities has been duly qualified and has filed with the Commission a Statement of Eligibility of Trustee on Form T-1 for the Debt Securities, (iii) the Board (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, (iv) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Denbury and so as to comply with any requirements or restriction imposed by any court or governmental body having jurisdiction over Denbury, (v) the Indenture has been duly authorized, executed and delivered by the parties thereto, (vi) the certificates representing the Debt Securities have been duly executed, authenticated, countersigned, registered, issued and delivered in accordance with the Indenture and any applicable definitive purchase, underwriting or similar agreement, (vii) the Debt Securities have been issued and delivered in accordance with the provisions of any applicable definitive purchase, underwriting or similar agreement and the terms of which have been approved by the Board (or a committee thereof), and (viii) Denbury has received payment of the consideration provided to be paid for the Debt Securities, such Debt Securities will constitute valid and legally binding obligations of Denbury.

     5. With respect to the Depositary Shares, when (i) the Board (or a committee thereof) has taken all necessary corporate action to approve the creation of and issuance and terms of the Depositary Shares, the terms of the offering thereof and



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Denbury Resources Inc.
December 29, 2003
Page 5
          related matters, (ii) the Deposit Agreement relating to the Depositary Shares in which the Depository thereunder is duly appointed and the related depositary receipts have been duly authorized and validly executed and delivered by Denbury and the Depository appointed by Denbury, (iii) the shares of Preferred Stock underlying the Depositary Shares have been deposited with the Depository (iv) such Depositary Shares have been issued and delivered in accordance with the provisions of the Deposit Agreement, the terms of any applicable definitive purchase underwriting or similar agreement, and the terms of which have been approved by the Board (or a committee thereof), and
          (iv) Denbury has received payment of the consideration provided to be paid for the Depositary Shares, such Depositary Shares will be legally issued, fully paid and nonassessable.

     6. With respect to the Warrants, when (i) the Board (or a committee thereof) has taken all necessary corporate action to approve the creation of and issuance and terms of the Warrants, the terms of the offering thereof and related matters (including any Common Stock or Preferred Stock issued upon exercise of the Warrants), (ii) any Warrant Agreement entered into in connection therewith (the "Warrant Agreement") has been duly authorized and validly executed and delivered by Denbury and the warrant agent thereunder appointed by Denbury, (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable Warrant Agreement and any applicable definitive purchase, underwriting or similar agreement, and the terms of which have been approved by the Board (or a committee thereof), and
          (iv) Denbury has received payment of the consideration provided to be paid for the Warrants, such Warrants will be legally issued, fully paid and nonassessable and will constitute valid and legally binding obligations of Denbury.

     7. With respect to Preferred Stock, Common Stock and Debt Securities ("Underlying Securities") that may be issued on the conversion, exchange or exercise of any Securities, when (i) the Underlying Security is issued in accordance with the term of the Security for which it is exchangeable, exercisable or convertible, including the receipt by Denbury of any additional consideration to be paid therefor, and (ii) with respect to Underlying Securities that are Debt Securities, the conditions set forth in paragraph 4 above, as applicable, are satisfied, shares of Preferred Stock and Common Stock that are issued as Underlying Securities will be legally issued, fully paid and nonassessable and


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Denbury Resources Inc.
December 29, 2003
Page 6


          Debt  Securities  that  are  issued  as  Underlying   Securities  will
          constitute valid and legally binding obligations of Denbury.

     The opinions set forth in paragraphs 4 and 7 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     The foregoing opinions are limited to the laws of the State of New York, the laws of the United States of America and the Delaware General Corporation Law ("DGCL"), including provisions of the Delaware Constitution that are applicable to the DGCL and reported judicial interpretations under the DGCL.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Prospectus forming a part of the Registration Statement. In giving this consent, this firm does not admit that it is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.



                                 Respectfully submitted,

                                 Jenkens & Gilchrist, A Professional Corporation



                                 By:    /s/ DONALD W. BRODSKY
                                        ----------------------------------------
                                        Donald W. Brodsky